Exhibit 10.3 June 3, 2020 Brian Farley ### Dear Brian On behalf of Norvax, LLC/GoHealth, ("GoHealth" or the "Company") I am pleased to offer you the position of Chief Legal Officer and Corporate .Secretary of GoHealth with a scheduled start date of June 22, 2020 ("Start Date"). Your employment location will be Chicago, Illinois and you will rep01t to GoHealth's Chief Executive Officer. Your annual salary will be $400,000 paid over 26 pay periods on a biweekly basis. Additionally, you will be eligible to participate in the employee bonus program with a targeted annual bonus amount of 75% of your annual salary, payable on an annual basis. Actual bonus payouts range from 0% to 200% of target, and the actual amount of any bonus paid will be determined by reference to the achievement of performance metrics as established by GoHealth in its sole discretion, and subject to the customary terms of the employee bonus program, all as applied to similarly situated Company executives; provided, however, that for the current year, your annual bonus will not be prorated, meaning your targeted bonus for 2020 will be $300,000 and your maximum bonus for 2020 will be $600,000. Notwithstanding the foregoing, with respect to 2020, your annual bonus will be no less than $400,000, regardless of achievement of performance metrics. All bonus eligibility and bonus amount determinations will be at GoHealth's sole discretion and may be subject to change at any time. Your eligibility to participate in the employee bonus program is conditioned on your signing of the Non-Disclosure, Invention Assignment, Non-Competition and Non-Solicitation Agreement provided to you with this offer letter (the "Non- Disclosure Agreement"), the terms of which are hereby incorporated by reference into this offer letter, and your receipt of any such bonus dollars shall serve as additional consideration (additional to your offer of employment) for your agreement to the terms of the Non-Disclosure Agreement. As Chief Legal Officer, and as a member of the senior management team, you will become eligible for equity grants under the Company's 2020 Incentive Award Plan, if and when approved. As you know, the Company is currently contemplating an initial public offering ("JPO"), which the Company currently expects to take place before December 31, 2020. As a member of the senior leadership team, you will be eligible to receive an IPO equity grant (your "JPO Grant") if (a) the Company consummates an IPO on or prior to December 31, 2020, and (b) an IPO equity grant program is approved by the Company. The grant date value of your IPO Grant will be between $3.5 and $4.5 million, with the form, vesting schedule and formula for establishing the grant date value being consistent with the form, vesting schedule and grant date value formula used for other similarly situated Company executives. Following the IPO, the Company intends to implement an annual equity grant program under the 2020 Incentive Award Plan for management and key employees beginning in Q1 of 2021, which you will be eligible to participate in, subject to the terms of the 2020 Incentive Award Plan and consistent with the terms and values provided to other similarly situated Company executives. The ultimate grant of any equity interests is also subject to you executing the necessary document(s) to affect such grant(s) and the terms and conditions of such document(s) (including vesting conditions to be decided by GoHealth in its sole discretion). If, however, an IPO does not happen in fiscal year 2020, on January 1, 2021, GoHealth will grant you awards under its current Management Incentive Program with a grant date value of $4 million (and, for the avoidance of doubt, you will not be entitled to your IPO Grant). GoHealth 214 West Huron Street Chicago, IL 60654

or You will be eligible to participate "in the benefits programs GoHealth generally makes available t◊ its similarly situated employees, subject to the terms and conditions of such benefit programs as in effect from time to time. This includes medical, dental, vision, and life insurance and the GoHealth 401(k) Plan. The specifics of each plan, including enrollment dates, will be discussed with you upon your commencement of employment and again upon being eligible to participate. Your employment with GoHealth is "at will", which means that you may resign at any time with or without notice, and that GoHealth may terminate your employment with or without notice. The "at will" nature of all employment with GoHealth will not and cam1ot change except by written authorization by the President or Chief Executive Officer of GoHealth or the Chief Human Resources Officer. If your employment is terminated (a) by GoHealth for any reason other than "Cause" (as defined below), or (b) by you for "Good Reason" (as defined below), you will be entitled to receive the following benefits (collectively the "Severance Benefits"): 1. Twelve (12) months of your then current base salary, to be paid in equal installments over the 12-rnonth period immediately following such termination of employment in accordance with the Company's payroll practice in effect at the time of your tern1ination of employment; 2. Your target annual bonus for the year in which your termination of employment occurs, to be paid in equal installments over twelve (12) months in accordance with the Company's payroll practice in effect at the time of your termination of employment 3. The accelerated vesting, as of the date of such tern1ination of employment, of any equity that would otherwise have vested within [18] months of your termination date; and 4. Twelve (12) months of continued health benefits ("Continued Health Benefits"); provided. however, that (A) if any plan pursuant to which such Continued Health Benefits are provided is not, or ceases prior to the expiration of the period of continued coverage to be, exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable guidance thereunder ("Section 409A") under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover the you under its group health plans without incurring penalties (including without limitation, pursuant to Section 2716 of the Public Health Service Act or the Patient Protection and Affordable Care Act), then, in either case, an amount equal to each remaining Company subsidy that otherwise would have been paid to continue your Continued Health Benefits shall thereafter be paid to you in substantially equal monthly installments over the applicable twelve (12) month period (or the remaining portion thereof). Notwithstanding the foregoing, if (a) beginning [three months] prior to the execution of agreements intended to result in a Change of Control (as that term is defined in the GoHealth 2020 Incentive Award Plan) of the Company and the actual Change of Control (b) within one year following a Change of Control of the Compai.1y, your employment is terminated (i) by the Company for any reason other than for Cause or (ii) by you for Good Reason, you shall be entitled to receive, in place of the Severance Benefits, twelve (12) months of your then current base salary plus an amount equal to your target annual bonus for the year in which your termination of employment occurs, to be paid in equal installments over the 12-month period immediately following such termination of employment in accordance with the Company's payroll practice in effect at the time of your termination of employment, the Continued Health Benefits described in paragraph 4, above (which for the avoidance of doubt will be provided for l2•months following such termination of employment), and full vesting of all then-unvested equity awards as of the date of such tem1ination of employment (collectively, the "Enhanced Severance Benefits"). As a condition of receiving the Severance Benefits or the Enhanced Severance Benefits (which, for the avoidance of doubt, shall be exclusive of one another), as applicable, you must enter into a mutually acceptable separation and release of claims agreement with GoHealth in a form consistent with separation agreements entered into with other similarly situated Company executives. "Cause'' means the willful or grossly negligent failure of your performance of your duties and obligations in any material respect (other than the result of your disability); your conviction of any crime or offense involving the property of the Company or any crime or offense constituting a felony or involving fraud or moral turpitude; or your material violation of any generally recognized policy of the Company or failure to follow any lawful direction of the Company's CEO. "Good Reason" includes a failure by the Company to meet its obligations in any material respect, including a reduction in your base salary or target bonus opportunity; the award of annual equity grants materially lower than equity grants offered similarly situated Company executives; a material diminution in or other substantial adverse alteration in the nature or scope of your responsibilities, title or authority with the Company or reporting responsibilities; or without your prior written agreement, changing your principal place of business to a location that is more than fifty miles from the Company's current Chicago offices. Notwithstanding the foregoing, you will not be deemed to have resigned for Good Reason unless (1) you provide the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by you to constitute Good Reason within sixty (60) days after the date of the occurrence of any event that you know or should reasonably have known to constitute Good Reason, (2) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice, and (3) the effective date of your termination for Good Reason occurs no later than sixty (60) days after the expiration of the Company's cure period. The intent of the parties is that payments and benefits under this offer letter be exempt from or comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this offer letter shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, you shall not be considered to have terminated employment with the Company for purposes of this offer letter and no payments shall be due to you under this offer letter until you would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A. For purposes of this offer letter, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A, and any payments described in this offer letter that are due within the "short term deferral period," as defined in Section 409A, shall not be treated as deferred compensation unless applicable law requires otherwise. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this offer letter during the six- month period immediately following your termination of employment shall instead be paid on the first business day after the date that is six months following your te1mination of employ111ent (or death, if earlier). To the extent required to avoid an accelerated or additional tax under Section 409A, amounts reimbursable to you under this offer letter shall be paid to you on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided to you) during any one year may not affect amounts reimbursable or provided in any subsequent year. Any payments subject to Section 409A that are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A.

By signing this letter, you represent that, as of your Start Date, you will not be subject to any restrictions from former employers or otherwise (other than restrictions on the use of third parties' confidential information) that would preclude you from performing your anticipated duties for the Company. It is GoHealth's expectation that you will not bring with you or use any confidential information that 1s restricted from use. To the extent the Company requests information confirming the accuracy of the representations in this paragraph; this offer is contingent upon you providing such information to the Company. Any representations that may have been made to you, either oral or in writing, contrary to those contained in this letter are superseded by this offer. If you accept this offer, this letter constitutes the complete agreement of the terms of your employment. This offer of employment is contingent upon the successful completion of a background investigation previously authorized by you. This letter shall be governed and construed under the internal laws of the state of Illinois and may be executed in several counterpa1is. Additionally, upon the request of the Company, you hereby agree to enter into an employment agreement at the time of the IPO in the same form as entered into by similarly situated Company executives at such time. On your Start Date, please report to Human Resources to complete your new hire paperwork. In compliance with the Immigration Reform and Control Act of 1986, please provide us with appropriate documentation demonstrating your work authorization and identification, which will be verified on your Start Date. If these terms of employment are acceptable to you, please sign where indicated below and return this letter to me by June 4, 2020. Unless you: accept this offer on or before such date, this offer will expire. You may email your acceptance to mmonitello@gohealth.com. If you have any questions, please give me a call at 312- 784-7089. We look forward to welcoming you as part of the GoHealth team! Sincerely, Mark Monitello Chief Human Resources Officer __/s/ Brian Farley ____________________ June 3, 2020 Signature of Acceptance Date Brian Farley

Non-Disclosure, Invention Assignment, Non-Competition Agreement and Non-Solicitation Agreement THIS AGREEMENT is made as of June 2, 2020, by and between Norvax, LLC ("Company") and subsidiaries ("Employer") with a principal place of business at 214 W. Huron Street, Chicago IL 60654, and Brian Farley ("Employee"). WHEREAS, Employer desires to employ Employee and Employee desires to be employed by Employer; and WHEREAS, in connection with such employment, Employee may be given access to, generate, or otherwise come into contact with certain proprietary and/or confidential information of Employer or clients of Employer; and WHEREAS, Employee and Employer desire to prevent the dissemination or misuse of such information and to outline intellectual property rights relating to Employee's employment; WHEREAS, Employee and Employer desire that Employer obtain certain non-solicitation protections for Employee with regard to employees of Norvax, LLC and subsidiaries; NOW, THEREFORE, in consideration of Employee's employment with Employer (either the commencement or continuance of) and specifically the financial consideration provided through the payment of any discretionary performance-based bonus and/or signing bonus, as applicable, given to Employee by Employer, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows: 1. Confidential Information Employee recognizes and acknowledges that Employer has invested significant time and money in developing "Confidential Information" {as defined in this Agreement), that the systems which Employer owns, plans or develops, whether for its own use or for use by its clients, are confidential and are the property of Employer, and that in Employee's position with Employer, Employee has been and will continue to be afforded special access to Employer's Confidential Information. Employee further recognizes and acknowledges that in order to enable Employer to perform services for its clients, such clients may furnish to Employer confidential information concerning their business affairs, property, methods of operation or other data and that such information should be considered Confidential Information of Employer, and that the goodwill afforded to Employer depends upon, among other things, Employer and its employees keeping such services and information confidential. For purposes of this Agreement, Employer's "Confidential Information" means all knowledge, information, documents and tangible and intangible items which are protectable as trade secrets of Employer under applicable law, or which are otherwise valuable to Employer's bt1siness and are not available to the general public, whether alone or in a compiled form, and includes, without limitation, products, inventions, innovations, designs, ideas, methods and systems relating to the design, development, manufacture, production, sales and delivery of Employer's products or services, methods, techniques, plans and know-how relating to the business of Employer; advertising and marketing methods, systems, materials and concepts; sales, cost, pricing and profit methods and figures; client information, including, without limitation, mailing lists, client lists, rolodexes, client :files a:nd information provided by clients to Employer, supplier lists, non-public information concerning present, past or potential clients, suppliers and employees; methods for developing and maintaining business relationships and clients, prospects and employees; and any other information which constitutes trade secret or confidential information under applicable law, or which Employee is told, or reasonably ought to know; Employer considers to be confidential and proprietary. Employee acknowledges and understands that this Agreement, along with any other procedures that Employer has or may introduce to further prevent disclosure of Confidential Infom1ation, are reasonably calculated steps by Employer to maintain the confidentiality of this Confidential Information

2. Non-Disclosure of Confidential Information Employee agrees that during the term of Employee's employment with Employer, and following termination of Employee's employment with Employer for any reason, Employee shall not disclose Employer's Confidential Information to third parties or otherwise use Employer's Confidential Information other than for the sole benefit of Employer or in the performance of Employee's duties for Employer. Employee will not at any time, whether during or after his employment with Employer, permit any person to examine and/or make copies of any documents which contain or are derived from Confidential Information, whether prepared by the Employee or otherwise coming into the Employee's possession or control without the prior written permission of Employer. Employee agrees and understands that this prohibition against disclosing Employer's Confidential Info1mation shall continue unless and until such Confidential Information becomes public knowledge through legitimate means, and that Employee's disclosure or the unauthorized disclosure by another person shall not constitute legitimate means. 3. Possession & Return of Confidential Information Employee agrees that upon request by Employer, and in any event upon termination of employment, Employee shall turn over to Employer all sales material, equipment, documents, papers, or other material in his possession or under his control which may contain or be derived from Confidential Information, together with all documents, notes or other work product which is connected with or derived from Employee's services to Employer whether or not such material is at the date hereof in Employee's possession. Employee agrees that the Employee shall have no proprietary interest in any work product developed or used by Employee and arising out of his employment by Employer. 4. Invention Assignment In recognition of the well established principle that inventions, improvements of design, discoveries, original works of authorship and other work product (whether or not patentable or copyrightable) made by an employee and that relate to the employer's operation, become the property of the employer, it is agreed by and between the parties as follows: (a) Employee is presently employed by or is becoming a new employee of Employer, and Employee agrees that Employee will devote Employee's time, skill, knowledge and best efforts during the period of Employee's employment to such duties as may be reasonably assigned to Employee, Employee will faithfully and diligently endeavor to further the best interests of Employer during the period of said employment, and Employee will, consistent with Employee's assigned duties and to the extent Employee may, make and perfect inventions and discoveries, and create work product, which are useful in or related to the business of Employer. (b) Employee agrees to hold in complete trust for the benefit of Employer, and to disclose promptly and fully to Employer in writing, and to assign to Employer, if so requested, any and all inventions (whether or not patentable), discoveries, and improvements made, discovered, conceived, reduced to practice or developed by Employee, solely or jointly with others or under Employee's direction, during the term of Employee's employment with Employer and for a period of twelve (12) months thereafter, and which relate in any manner to the business of Employer. Any and all such inventions, discoveries and improvements shall be the sole and exclusive property of Employer, and Employee hereby assigns all of his right, title and interest in and to the foregoing to Employer. Employee agrees to assist and fully cooperate in every proper way, at Employer's expense, in securing and enforcing, for Employer's sole benefit, patents for such inventions, discoveries or improvements in any and all countries. Within one (1) year following the tennination of Employee's employment and without limiting the generality of the foregoing, any invention, discovery or

GoHealth'. improvement of the Employee relating to any Employer subject matter on which Employee worked or was informed during Employee's relationship by Employer shall be conclusively presumed to have been conceived and made prior to the termination of Employee's employment unless the Employee clearly proves that such invention, discovery or improvement was conceived and made following the termination of Employee's employment (c) Employee agrees that all original works of authorship and all other work product conceived or made by Employee (solely or with others or under Employee's direction), including without limitation software object code and source code, are "works made for hire" such that Employer will be deemed to be their original copyright owner. Should any such work subsequently be determined not a "work made for hire" as a matter of law, Employee hereby assigns to Employer (without additional compensation from Employer) the entire right, title and interest, including copyright, in such work. (d) Employee agrees at the request of Employer (but without additional compensation from Employer) to execute any and all papers and perform all lawful acts which Employer deems necessary for the preparation, filing, prosecution, and maintenance of applicati011s for United States letters patent and foreign letters patent on inventions, discoveries and improvements, and registrations of copyright in works of authorship, and to execute such additional written instruments as may be necessary to assign to Employer, its successors, assigns or nominee all of Employee's right, title and interest in said inventions, discoveries, improvements and works of authorship, so as to establish or perfect in Employer, its successors, assigns or nominee, the entire right, title and interest to said inventions, discoveries, improvements and works of authorship, and also to execute any instruments necessary or which Employer may deem desirable in connection with any continuation, renewal or reissue thereof, or in the condi1ct of any proceedings or litigation relating thereto. If Employer is unable for any reason, after reasonable effort to secure Employee's signature on any document needed in connection with the actions specified above, Employee hereby irrevocably designates and appoints Employer and its officers and agents as Employee's attorneys-in-fact, which appointment is coupled with fill interest, to act for and on Employee's behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Employee. All expenses incurred by the Employee by reason of the performance of any of the obligations set forth in this Paragraph shall be borne by Employer. (e) Employee understands and agrees that, pursuant to Illinois Compiled Statutes Chapter 765, Section 1060/2 (which is attached as Appendix A), the provisions of this Section 4 do not apply to any inventions, materials, concepts, improvements or other ideas created by Employee for which no equipment, supplies, facilities, trade secrets, or Confidential Infon11ation of the Employer were used and which were developed entirely on Employee's own time, unless: (i) The invention, material, concept, improvement or other idea relates directly to the business of the Employer, or to the Employer's actual or demonstrably anticipated research and development; or (ii) The invention, material, concept, improvement or other idea results from any work performed by the Employee for the Employer. Employee will disclose anything Employee believes is excluded by Section 1060/2 so that Employer can make an independent assessment. Employer agrees that it will take reaso11able precautions to keep all such disclosures in confidence and shall not use any such inventions, materials, concepts, improvements or other ideas for its own advantage unless those inventions, materials, concepts, improvements or other ideas are assigned to Employer pursuant to Paragraph (b) above or otherwise.

Page9 of 13 (t) Employee attaches as Appendix B hereto concurrently with the execution hereof, a list and brief description of all inventions and discoveries, if any, made or conceived by Employee prior to Employee's employment with Employer which relate in any way to Employer's actual or proposed business and which are to be excluded from the assignment provisions of this Agreement. If Employee uses or (except pursuant to Paragraph (e) above) discloses Employee's own confidential information or intellectual property when acting within the scope of Employee's employment or otherwise on behalf of Employer, Employer will have and Employee hereby grants Employer a perpetual, irrevocable, worldwide, royalty-free, non- exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights. If no such list is included in Appendix B at the time of execution of this Agreement, it shall be conclusively presumed that Employee has waived any right he may have to any such invention or discovery which relates to Employer's business. 5. Non-Competition (a) Employee acknowledges that Employer's industry is highly competitive and that the competitors in this industry derive significant. value from confidential and trade secret information. Employee also acknowledges that he will have access to customer and prospective customer relationships, buying patterns and requirements, confidential market research, and Company trade secrets including but not limited to future products and services and product roadmaps, business processes, and strategic relationships. Employee further acknowledges that Employee would unavoidably disclose and/or benefit from the Confidential Information or other protected interests of Employer should Employee serve as director, officer, manager, supervisor, consultant, independent contractor, owner of greater than two (2) percent of the equity or debt securities, representative, agent, or employee (where Employee's duties would involve any level of strategic, advisory, technical, creative, sales, or other similar input) for any person, partnership, joint venture, firm, corporation, or other entity which is a direct competitor of Employer because it would be impossible for Employee to serve in any of the above capacities for such a competitor of Employer without using or disclosing the Employer's Confidential Information and/or protected interests. Employee further acknowledges that such use or disclosure would be at Employer's detriment and the harm would be irreparable. (b) Employee further agrees and covenants that because of the confidential and sensitive nature of the Confidential Information and because the use of, or even the appearance of the use of, the Confidential Information in certain circumstances may cause irreparable damage to Employer and its reputation, or to clients of Employer, Employee shall not, during Employee's employment with Employer and for a period of two (2) years following Employee's termination of employment with Employer for any reason (the "Restrictive Period") and within the geographical area limited to the fifty United States (which Employee agrees is a reasonable geographic limitation given Employer's business), Employee shall not engage in, contribute to, or work with, as an employee, owner, agent, independent contractor or otherwise (where Employee's duties would involve any level of strategic, advisory, technical, creative, sales, or other similar input), any business which is directly competitive with, or which provides a service similar to, a service provided by Employer without the prior written consent of Employer. However, this Agreement shall not prohibit ownership of up to two (2) percent of the shares of stock of any such corporation whose stock is listed on a national securities exchange or is traded in the over-the-counter market. 6. Non-Solicitation of Clients Employee acknowledges that; as part of Employee's employment with Employer, Employee has gained Confidential Information regarding Employer's actual customers and clients and potential customers and clients. Employee further acknowledges that Employer has expended substantial time and effort developing its relationships with its actual cu.sto1nets and clients and potential customers and clients, and has a legitimate protectable interest in preserving its relationships with those clients. Accordingly, Employee agrees that, if Employee's employment with Employer terminates for any reason, the Employee shall not, for a period of two (2) years following the date of termination, have any business dealings that may compete with Employer in any way whatsoever, either directly or indirectly or through corporate entities or associates, with any actual customer or client or potential customer or client of Employer, with whom Employee had dealings or about whom Employee gained knowledge during Employee's employment with Employer. For purposes of this paragraph "potential customer or client" means any person or :firm which has contacted or been contacted by Employer at any time within the two (2) year period immediately preceding Employee's termination of employment, for the purposes of doing business with Employer. 7. Non-Solicitation of Employees Employee acknowledges that Employer has expended substantial time and effort recruiting and training its employees, and has a legitimate protectable interest in retaining the services of its employees. Employee agrees that for a period of two (2) years after termination of employment with Employer, for any reason, Employee will not solicit or engage any employee of Employer whom Employee knew personally or had information about through Employee's employment with Employer, 111 any form of employment with another company or business which is competitive with, or which provides a service similar to a service provided by Employer. For a period of one (1) year after termination of employment, Employee will not knowingly solicit, entice or persuade any other employees to leave the services of Norvax, LLC for ai1y reason. 8. Severability and Modification of Restrictive Covenants Employer and Employee agree and stipulate that the agreements and covenants contained in this agreement are fair and reasonable in light of all of the facts and circumstances of the relationship between Employee and Employer. Employee and Employer agree that if a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable by a court of competent jurisdiction, that provision shall not affect other provisions of this Agreement and all such other provisions shall remain in full force and effect. Employer and Employee further agree that if a provision contained in this Agreement shall be held to be excessively broad as to time, duration, activity or subject, it shall be deemed to be modified to restrict Employee's competition with Employer to the maximum extent, in both time and geography, which the court shall find enforceable. 9. Injunctive Relief The Employee acknowledges that disclosure of any Confidential Information or breach of any of the restrictive covenants or agreements contained herein will give rise to irreparable injury to Employer or clients of Employer, inadequately compensable in damages. Accordingly, Employer or, where appropriate a client of Employer, may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available, without the requirement for posting a bond. The Employee further acknowledges and agrees that in the event of the termination of employment with the Employer the Employee's experience and capabilities are such that the Employee can obtain employment in business activities which are of a different or non-competing nature with his or her activities as an employee of Employer; and that the enforcement of a remedy hereunder by way of injunction shall not prevent the Employee from earning a reasonable livelihood. The Employee further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content. 10. Enforceable The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against Employerꞏ whether predicated on this Agreement or otherwise.

11. Governing Law This Agreement shall be construed, interpreted, and enforced, and its validity and enforceability determined, strictly in accordance with the laws of the State of Illinois without applying its conflicts of laws principles. Employee consents to the jurisdiction and venue of the courts of the State of Illinois in Cook County, and to the jurisdiction and venue of the United States District Court for the Northern District of Illinois, in any action brought to enforce, construe or interpret this Agreement. Employee agrees to stipulate in any proceeding that this Agreement is to be considered for all purposes to have been executed and delivered within the geographic boundaries of the State of Illinois. 12. General This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement may be modified only by an instrument in writing signed by both parties hereto. Any notice to be given under this Agreement shall be sufficient if it is in writing and is sent by certified or registered mail to Employee at his residence address as the same appears on the books and records of Employer or to Employer at its principal office, attention of the President, or otherwise as directed by Employer, from time to time. The provisions of this Agreement relating to confidentiality or non-competition shall survive the termination of emp1oyment, however caused. Any failure by Employer to seek to enforce this Agreement in the event of any breach of any provision of this Agreement shall not operate or be construed to be a waiver of any preceding or subsequent breach. No waiver of Employer of any right under the Agreement shall be construed as a waiver of any other right. Employer shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written. NORVAX, LLC By: ______________________ __________________________ Date: _____________________ Brian Farley ____________________________ Date: _______________________

APPENDIX A Illinois Compiled Statutes Chapter 765, Section 1060/2. Sec. 2. Employee rights to inventions - conditions). (1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee's rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret infonnation of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purpotts to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proofin establishing that his invention qualifies under this subsection. (2) An employer shall not require a provision made void and unenforceable by subsection (l) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement. (3) If an employment agreement entered into after January 1; 1984, contains a provision requiring the employee to assign any of the employee's rights in any invention to the employer, the employer must also, at the time the agreement is made, -provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's ow11 time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b}the invention results from any work performed by the employee for the employer.